POOL CORPORATION DECLARES QUARTERLY CASH DIVIDEND
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COVINGTON, LA. (July 30, 2025) - Pool Corporation (Nasdaq/GSM:POOL) announced today that its Board of Directors declared a quarterly cash dividend of $1.25 per share. The dividend will be payable on August 28, 2025, to holders of record on August 14, 2025.

Pool Corporation is the world’s largest wholesale distributor of swimming pool and related backyard products. POOLCORP operates over 450 sales centers in North America, Europe and Australia, through which it distributes more than 200,000 products to roughly 125,000 wholesale customers. For more information, please visit www.poolcorp.com.

CONTACT:

Kristin S. Byars
Director, Investor Relations and Finance
985.801.5153
kristin.byars@poolcorp.com